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                                                                       EXHIBIT 5




                                  May 7, 1996


Board of Directors
Texas Instruments Incorporated
13500 North Central Expressway
P.O. Box 225474
Dallas, Texas 75265

Gentlemen:

         As Senior Vice President, Secretary and General Counsel of Texas Instruments Incorporated (the "Company"), I am familiar with a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $500,000,000 aggregate initial offering price of an indeterminate amount of the following: (i) shares of the Company's common stock, $1.00 par value per share ("Common Stock"), (ii) shares of the Company's preferred stock, $25.00 par value per share ("Preferred Stock"), which may be convertible into shares of Common Stock, (iii) receipts for fractional interests ("Depositary Shares") in Preferred Stock, which are to be issued pursuant to a Deposit Agreement (the "Deposit Agreement") among the Company, a preferred stock depositary and the holders of depositary receipts issued thereunder, (iv) the Company's debt securities (the "Debt Securities"), which may be convertible into shares of Common Stock and which are to be issued pursuant to an Indenture (the "Indenture") between the Company and Citibank, N.A., as trustee (the "Trustee") and (v) units ("Units") consisting of two or more of the foregoing securities. The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and the Units (collectively, the "Securities") may be issued from time to time pursuant to Rule 415 under the Act and will be subject to specific terms pertaining to each respective series of Securities as determined at the time of sale and as set forth in one or more supplements to the Prospectus constituting part of the Registration Statement.

         I have (directly or through attorneys acting under my direction) examined the Registration Statement, forms of the Indenture and of the Deposit Agreement and such records of the Company's corporate proceedings and such other documents and have made such other factual and legal investigations as I have deemed necessary or appropriate in order to render this opinion. Further, I am familiar with additional corporate procedures that the Company contemplates taking prior to the issuance of any Securities.

         Based upon such examinations and investigations and subject to (i) the occurrence of such additional corporate procedures as are now contemplated prior to the issuance of any Securities,
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Board of Directors
May 7, 1996
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(ii) the effectiveness of the Registration Statement under the Act, (iii) the establishment of the terms of each series of Securities in accordance with the terms of (a) the Company's Restated Certificate of Incorporation and By-laws,
(b) any applicable judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, (c) any applicable agreement, indenture, mortgage, deed of trust, deposit agreement, undertaking or other instrument that is binding upon the Company, and (d) applicable law, (iv) the due authorization, execution and delivery of the Indenture and the Deposit Agreement, as applicable, and (v) the execution, delivery and, as applicable, authentication of and payment for the Securities, it is my opinion that:

1. The Common Stock (including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or as a part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, be validly issued, fully paid, and nonassessable.

2. The Preferred Stock (including any Preferred Stock that may be issuable as a part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, be validly issued, fully paid, and nonassessable.

3. The Depositary Shares (including any Depositary Shares that may be issuable as a part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, constitute legally valid and binding obligations of the Company.

4. The Debt Securities (including any Debt Securities that may be issuable as a part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, constitute legally valid and binding obligations of the Company.

         I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving such consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or of the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ RICHARD J. AGNICH

                                        Richard J. Agnich
                                        Senior Vice President, Secretary
                                        and General Counsel